Exhibit 99.1

ARTISTdirect, Inc. Receives Approximately $5.2 Million from Exercise of Warrants and Prepays Approximately $1.3 Million of Senior Secured Notes

Monday May 1, 9:00 am ET

LOS ANGELES, May 1 / PR Newswire-FirstCall / — ARTISTdirect, Inc. (OTC Bulletin Board:  ARTD-News), a digital entertainment company providing digital distribution and copyright protection services for content owners, today announced that on April 27, 2006, certain of the Company’s senior lenders exercised warrants previously issued to them as part of the financing of the Company’s acquisition of MediaDefender in July 2005, resulting in the issuance of a total of 2,816,667 shares of common stock, which generated net proceeds to the Company of approximately $5.2 million cash.  By prior agreement, the Company used approximately $1.3 million of the net proceeds to reduce the outstanding principal balance on the related senior secured notes, thus reducing the aggregate amount of outstanding senior secured notes from approximately $14.6 million to approximately $13.3 million.  The Company intends to use the remaining approximately $3.9 million of the net proceeds for development of its anti-piracy services and online music network businesses, as well as for general corporate purposes and possible strategic acquisitions.

About ARTISTdirect, Inc.

ARTISTdirect, Inc. is a digital media entertainment company that is home to an online music network and, through its wholly-owned subsidiary, MediaDefender, Inc., is a leader in anti-piracy solutions in the Internet piracy protection industry.  The ARTISTdirect Network (http://www.artistdirect.com) is a network of web-sites offering multi-media content, music news and information, communities organized around shared music interests, music-related specialty commerce and digital music services.

Additional information with regard to the matters discussed in this news release can be found in ARTISTdirect’s recent filings with the U.S. Securities and Exchange Commission, which can be viewed without charge on the internet at http://www.sec.gov.

Forward-Looking Statements

This news release may contain “forward-looking” statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, and include words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “may,” “will” or similar expressions that are intended to identify forward-looking statements.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  Such statements include, but are not limited to, statements concerning the Company’s business model and outlook, competition in its business segments, online product sales, advertising and other revenue streams, the Company’s ability to increase visits to its web-site, the level of acceptance and satisfaction of its products and services by its customers, its ability to adequately fund its operations, its ability to offer compelling content, its ability to fulfill online music and merchandise orders in a timely manner, its ability to build brand recognition, its ability to integrate its acquisition of MediaDefender and the acquisitions of technology and other businesses, its development of its anti-piracy services, its ability to protect, obtain and/or develop intellectual property rights and proprietary technology, its ability to manage changing technologies and markets, its ability to service its debt obligations, the impact of accounting and tax positions taken by the Company, its ability to manage growth, and changes in the laws and regulations applicable to its business operations.  Such statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.  Except as required by applicable law or regulation, the Company undertakes no obligation to revise or update any forward-looking statements contained herein in order to reflect future events or circumstances.

Source:  ARTISTdirect, Inc.